Exhibit 99.1

THE TRUST STUDENT LOAN POOL

The trust student loans owned by the trust were originally selected from a portfolio of consolidation student loans owned by the Student Loan Marketing Association by employing several criteria, including requirements that each trust student loan as of the original cutoff date:

•

was guaranteed as to principal and interest by a guaranty agency under a guarantee agreement and the guaranty agency was, in turn, reinsured by the Department of Education in accordance with the FFELP;

•	contained terms in accordance with those required by the FFELP, the guarantee agreements and other applicable requirements;

•	was more than 120 days past the final disbursement;

•	was not more than 210 days past due;

•	did not have a borrower who was noted in the related records of the servicer as being currently involved in a bankruptcy proceeding; and

•	had special allowance payments, if any, based on the three-month commercial paper rate or the 91-day Treasury bill rate.

No trust student loan as of the original cutoff date was subject to the depositor’s or the Student Loan Marketing Association’s prior obligation to sell that loan to a third party. The Student Loan Marketing Association was dissolved on December 31, 2004 and all of its obligations were assumed by its affiliate, SLM Education Credit Finance Corporation.

Unless otherwise specified, all information with respect to the trust student loans is presented as of August 1, 2009, which is the statistical disclosure date.

The distribution by weighted average interest rate applicable to the trust student loans on any date following the statistical disclosure date may vary significantly from that in the following tables as a result of variations in the effective rates of interest applicable to the trust student loans and in rates of principal reduction. Moreover, the information below about the weighted average remaining term to maturity of the trust student loans as of the statistical disclosure date may vary significantly from the actual term to maturity of any of the trust student loans as a result of prepayments or the granting of deferment and forbearance periods.

The following tables provide a description of specified characteristics of the trust student loans as of the statistical disclosure date. The aggregate outstanding principal balance of the loans in each of the following tables includes the principal balance due from borrowers, plus accrued interest of $5,166,931 to be capitalized as of the statistical disclosure date. Percentages and dollar amounts in any table may not total 100% or whole dollars due to rounding. The following tables also contain information concerning the total number of loans and total number of borrowers in the portfolio of trust student loans. For ease of administration, the servicer separates a consolidation loan on its system into two separate loan segments representing subsidized and unsubsidized segments of the same loan. The following tables reflect those loan segments within the number of loans. In addition, approximately 9 borrowers have more than one trust student loan.

COMPOSITION OF THE TRUST STUDENT LOANS AS OF

THE STATISTICAL DISCLOSURE DATE

Aggregate Outstanding Principal Balance	$1,314,098,690
Aggregate Outstanding Principal Balance—Treasury Bill	$190,313,421
Percentage of Aggregate Outstanding Principal Balance—Treasury Bill	14.48%
Aggregate Outstanding Principal Balance—Commercial Paper	$1,123,670,188
Percentage of Aggregate Outstanding Principal Balance—Commercial Paper	85.51%
Aggregate Outstanding Principal Balance—Treasury Bill—Other	$115,082
Percentage of Aggregate Outstanding Principal Balance—Treasury Bill—Other	0.01%
Number of Borrowers	43,466
Average Outstanding Principal Balance Per Borrower	$30,233
Number of Loans	72,407
Average Outstanding Principal Balance Per Loan—Treasury Bill	$23,269
Average Outstanding Principal Balance Per Loan—Commercial Paper	$17,496
Average Outstanding Principal Balance Per Loan—Treasury Bill—Other	$38,361
Weighted Average Remaining Term to Scheduled Maturity	230 months
Weighted Average Annual Interest Rate	6.11%

We determined the weighted average remaining term to maturity shown in the table from the statistical disclosure date to the stated maturity date of the applicable trust student loan without giving effect to any deferment or forbearance periods that may be granted in the future. See Appendix A to the preliminary remarketing memorandum.

The weighted average annual borrower interest rate shown in the table is exclusive of special allowance payments. The weighted average spread for special allowance payments to the 91-day Treasury bill rate was 3.10% as of the statistical disclosure date.

The weighted average spread for special allowance payments to the three-month commercial paper rate was 2.64% as of the statistical disclosure date. See “Special Allowance Payments” in Appendix A to the preliminary remarketing memorandum.

For this purpose, the three-month commercial paper rate is the average of the bond equivalent rates of the three-month commercial paper (financial) rates in effect for each of the days in a calendar quarter as reported by the Federal Reserve in Publication H.15 (or its successor) for that calendar quarter. The 91-day Treasury bill rate is the weighted average per annum discount rate, expressed on a bond equivalent basis and applied on a daily basis, for direct obligations of the United

States with a maturity of thirteen weeks, as reported by the U.S. Department of the Treasury.

The category “Treasury Bill—Other” in the table above represents the Health Education Assistance Loan Program (which we refer to as “HEAL” and the loans originated under such program as “HEAL Loans”) portion of any consolidation loans made under the FFELP which consolidated one or more Stafford Loans, SLS Loans and/or PLUS Loans with one or more student loans originated under the HEAL Program. These consolidation loans are guaranteed as to principal and interest by a guaranty agency and reinsured by the Department of Education. The HEAL portion of any consolidation loan is not eligible to receive special allowance payments or interest subsidy payments. The interest rate on the HEAL Loan segment of any such consolidation loan is variable and is reset each July 1, based upon the average bond-equivalent rate for 91-day Treasury bills auctioned during the three months ending June 30, plus 3.0%. In addition, the applicable interest rate on the HEAL Loan segment of any such consolidation loan is not subject to any cap on the interest rate.

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY BORROWER INTEREST RATES AS OF THE STATISTICAL DISCLOSURE DATE

Interest Rates	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than or equal to 3.00%	4	$125,677	*
3.01% to 3.50%	1,228	17,626,289	1.3%
3.51% to 4.00%	1,916	44,722,479	3.4
4.01% to 4.50%	12,612	176,866,291	13.5
4.51% to 5.00%	19,610	310,714,664	23.6
5.01% to 5.50%	3,454	65,614,296	5.0
5.51% to 6.00%	3,051	55,996,243	4.3
6.01% to 6.50%	5,226	96,744,014	7.4
6.51% to 7.00%	9,084	163,009,582	12.4
7.01% to 7.50%	2,167	45,725,143	3.5
7.51% to 8.00%	5,191	116,977,354	8.9
8.01% to 8.50%	5,629	131,583,330	10.0
Equal to or greater than 8.51%	3,235	88,393,329	6.7

Total	72,407	$1,314,098,690	100.0%

*	Represents a percentage greater than 0% but less than 0.05%.

We determined the interest rates shown in the table above using the interest rates applicable to the trust student loans as of the statistical disclosure date. Because trust student loans with different interest rates are likely to be repaid at different rates, this information is not likely to remain applicable to the trust student loans after the statistical disclosure date. See Appendix A to the preliminary remarketing memorandum and “The Student Loan Pools—Sallie Mae’s Student Loan Financing Business” in the original prospectus.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY

OUTSTANDING PRINCIPAL BALANCE PER BORROWER

AS OF THE STATISTICAL DISCLOSURE DATE

Range of Outstanding Principal Balance	Number of Borrowers	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than $5,000.00	3,145	$9,170,894	0.7%
$ 5,000.00—$ 9,999.99	6,729	52,145,361	4.0
$10,000.00—$14,999.99	6,033	73,875,626	5.6
$15,000.00—$19,999.99	5,550	96,672,065	7.4
$20,000.00—$24,999.99	4,185	93,618,371	7.1
$25,000.00—$29,999.99	3,164	86,652,379	6.6
$30,000.00—$34,999.99	2,432	78,878,117	6.0
$35,000.00—$39,999.99	2,058	76,986,686	5.9
$40,000.00—$44,999.99	1,667	70,661,120	5.4
$45,000.00—$49,999.99	1,259	59,691,364	4.5
$50,000.00—$54,999.99	1,074	56,383,276	4.3
$55,000.00—$59,999.99	852	48,964,515	3.7
$60,000.00—$64,999.99	749	46,780,734	3.6
$65,000.00—$69,999.99	619	41,719,400	3.2
$70,000.00—$74,999.99	540	39,148,921	3.0
$75,000.00—$79,999.99	463	35,810,172	2.7
$80,000.00—$84,999.99	419	34,578,910	2.6
$85,000.00—$89,999.99	319	27,953,202	2.1
$90,000.00—$94,999.99	296	27,393,087	2.1
$95,000.00—$99,999.99	268	26,125,016	2.0
$100,000.00 and above	1,645	230,889,474	17.6

Total	43,466	$1,314,098,690	100.0%

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY DELINQUENCY STATUS AS OF THE

STATISTICAL DISCLOSURE DATE

Number of Days Delinquent	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0-30 days	67,229	$1,194,060,176	90.9%
31-60 days	2,061	44,535,258	3.4
61-90 days	878	20,939,885	1.6
91-120 days	528	12,980,181	1.0
121-150 days	346	7,548,109	0.6
151-180 days	292	7,897,822	0.6
181-210 days	215	5,147,239	0.4
Greater than 210 days	858	20,990,019	1.6

Total	72,407	$1,314,098,690	100.0%

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY REMAINING TERM TO SCHEDULED MATURITY

AS OF THE STATISTICAL DISCLOSURE DATE

Number of Months Remaining to Scheduled Maturity	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0 to 3	60	$60,874	*
4 to 12	232	256,306	*
13 to 24	516	1,558,505	0.1%
25 to 36	713	3,143,639	0.2
37 to 48	1,027	6,441,243	0.5
49 to 60	1,043	6,222,049	0.5
61 to 72	2,223	11,149,846	0.8
73 to 84	1,306	10,786,979	0.8
85 to 96	2,940	21,759,914	1.7
97 to 108	8,483	54,171,274	4.1
109 to 120	2,563	22,743,976	1.7
121 to 132	2,308	24,067,629	1.8
133 to 144	2,237	26,832,040	2.0
145 to 156	4,089	50,193,045	3.8
157 to 168	9,645	115,079,447	8.8
169 to 180	3,168	45,583,810	3.5
181 to 192	2,197	36,125,625	2.7
193 to 204	1,850	34,627,979	2.6
205 to 216	2,870	59,588,306	4.5
217 to 228	5,675	115,558,124	8.8
229 to 240	2,400	56,451,709	4.3
241 to 252	1,622	41,953,101	3.2
253 to 264	1,098	33,758,495	2.6
265 to 276	1,673	56,450,738	4.3
277 to 288	4,232	150,056,515	11.4
289 to 300	1,758	69,868,559	5.3
301 to 312	1,169	53,816,319	4.1
313 to 324	677	35,326,514	2.7
325 to 336	570	30,779,524	2.3
337 to 348	630	38,130,088	2.9
349 to 360	811	56,212,236	4.3
361 and above	622	45,344,284	3.5

Total	72,407	$1,314,098,690	100.0%

*	Represents a percentage greater than 0% but less than 0.05%.

We have determined the number of months remaining to scheduled maturity shown in the table from the statistical disclosure date to the stated maturity date of the applicable trust student loan without giving effect to any deferment or forbearance periods that may be granted in the future. See Appendix A to the preliminary remarketing memorandum and “The Student Loan Pools—Sallie Mae’s Student Loan Financing Business” in the original prospectus.

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY CURRENT BORROWER PAYMENT STATUS

AS OF THE STATISTICAL DISCLOSURE DATE

Current Borrower Payment Status	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Deferment	6,816	$160,417,611	12.2%
Forbearance	5,130	130,223,501	9.9
Repayment
First year in repayment	2,041	64,829,227	4.9
Second year in repayment	2,736	72,385,682	5.5
Third year in repayment	2,465	61,303,071	4.7
More than 3 years in repayment	53,219	824,939,599	62.8

Total	72,407	$1,314,098,690	100.0%

Current borrower payment status refers to the status of the borrower of each trust student loan as of the statistical disclosure date. The borrower:

•	may have temporarily ceased repaying the loan through a deferment or a forbearance period; or

•	may be currently required to repay the loan—repayment.

See Appendix A to the preliminary remarketing memorandum and “The Student Loan Pools—Sallie Mae’s Student Loan Financing Business” in the original prospectus.

The weighted average number of months in repayment for all trust student loans currently in repayment is approximately 69.0, calculated as the term to maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the statistical disclosure date.

SCHEDULED WEIGHTED AVERAGE REMAINING MONTHS IN

STATUS OF THE TRUST STUDENT LOANS BY

CURRENT BORROWER PAYMENT STATUS AS OF THE STATISTICAL DISCLOSURE DATE

	Scheduled Months in Status Remaining
Current Borrower Payment Status	Deferment	Forbearance	Repayment
Deferment	11.6	—	262.8
Forbearance	—	4.5	258.5
Repayment	—	—	219.1

We have determined the scheduled weighted average remaining months in status shown in the previous table without giving effect to any deferment or forbearance periods that may be granted in the future. Of the $160,417,611 aggregate outstanding principal balance of the trust student loans in deferment as of the statistical disclosure date, $57,495,739 or approximately 35.8% of such loans are to borrowers who had not graduated as of that date. We expect that a significant portion of these loans could qualify for additional deferments or forbearances at the end of their current deferment periods as the related borrowers continue their education beyond their current degree programs. As a result, the overall duration of any applicable deferment and forbearance periods as well as the likelihood of future deferment and forbearance periods within this pool of trust student loans is likely to be higher than in other pools of student loans without similar numbers of in-school consolidation loans. See Appendix A to the original prospectus.

GEOGRAPHIC DISTRIBUTION OF THE TRUST STUDENT LOANS

AS OF THE STATISTICAL DISCLOSURE DATE

State	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Alabama	585	$11,071,078	0.8%
Alaska	102	1,530,467	0.1
Arizona	1,387	25,826,342	2.0
Arkansas	470	8,308,903	0.6
California	8,383	165,828,464	12.6
Colorado	1,132	17,840,033	1.4
Connecticut	1,084	17,754,045	1.4
Delaware	180	3,357,923	0.3
District of Columbia	381	7,738,432	0.6
Florida	3,922	85,381,839	6.5
Georgia	2,617	55,288,846	4.2
Hawaii	201	3,850,292	0.3
Idaho	239	3,812,844	0.3
Illinois	3,746	61,528,677	4.7
Indiana	1,092	15,670,953	1.2
Iowa	503	7,844,530	0.6
Kansas	1,140	17,472,942	1.3
Kentucky	527	9,942,793	0.8
Louisiana	1,912	35,117,488	2.7
Maine	177	3,149,380	0.2
Maryland	1,862	37,035,073	2.8
Massachusetts	2,430	36,828,102	2.8
Michigan	1,871	35,050,825	2.7
Minnesota	1,311	20,472,825	1.6
Mississippi	627	11,436,528	0.9
Missouri	1,652	29,135,148	2.2
Montana	117	2,337,159	0.2
Nebraska	150	2,782,495	0.2
Nevada	521	10,922,365	0.8
New Hampshire	278	4,616,912	0.4
New Jersey	1,949	37,119,138	2.8
New Mexico	263	4,937,486	0.4
New York	5,575	101,764,666	7.7
North Carolina	1,777	31,263,945	2.4
North Dakota	42	900,333	0.1
Ohio	288	6,294,712	0.5
Oklahoma	1,766	30,392,163	2.3
Oregon	1,446	25,224,022	1.9
Pennsylvania	2,510	44,605,458	3.4
Rhode Island	170	3,165,190	0.2
South Carolina	699	14,679,837	1.1
South Dakota	63	897,120	0.1
Tennessee	1,274	23,893,604	1.8
Texas	6,720	116,934,344	8.9
Utah	237	4,533,387	0.3
Vermont	70	1,069,443	0.1
Virginia	2,297	40,199,145	3.1
Washington	2,564	40,323,159	3.1
West Virginia	283	4,594,619	0.3
Wisconsin	1,123	19,021,728	1.4
Wyoming	79	1,296,189	0.1
Other	613	12,055,300	0.9

Total	72,407	$1,314,098,690	100.0%

We have based the geographic distribution shown in the table on the billing addresses of the borrowers of the trust student loans shown on the servicer’s records as of the statistical disclosure date.

Each of the trust student loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments. Except as described below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the trust student loan. The amount received is applied first to interest accrued to the date of payment and the balance of the payment, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

In either case, subject to any applicable deferment periods or forbearance periods, and except as provided below, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of that trust student loan.

The servicer makes available to borrowers of student loans it holds (including the trust student loans) payment terms that may result in the lengthening of the remaining term of the student loans. For example, not all of the loans sold to the trust provide for level payments throughout the repayment term of the loans. Some student loans provide for interest only payments to be made for a designated portion of the term of the loans, with amortization of the principal of the loans occurring only when payments increase in the latter stage of the term of the loans. Other loans provide for a graduated phase in of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis. The servicer also offers an income-sensitive repayment plan, under which repayments are based on the borrower’s income. Under that plan, ultimate repayment may be delayed up to five years. Borrowers under trust student loans will continue to be eligible for the graduated payment and income-sensitive repayment plans. These programs are applicable to the trust student loans and may be offered by the servicer to related borrowers at its discretion.

The following table provides certain information about trust student loans subject to the repayment terms described in the preceding paragraphs.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY REPAYMENT TERMS AS OF THE STATISTICAL DISCLOSURE DATE

Loan Repayment Terms	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Level Repayment	47,106	$774,608,013	58.9%
Other Repayment Options(1)	24,883	525,604,912	40.0
Income Sensitive(2)	418	13,885,765	1.1

Total	72,407	$1,314,098,690	100.0%

(1)	Includes, among others, graduated repayment and some interest-only period loans.
(2)	Includes some interest-only period loans.

With respect to interest-only loans, as of the statistical disclosure date, there are 5,487 loans with an aggregate outstanding principal balance of $168,978,113 currently in an interest-only period. These interest-only loans represent approximately 12.9% of the aggregate outstanding principal balance of the trust student loans. Interest-only periods range up to 48 months in overall length.

The servicer may in the future offer repayment terms similar to those described above to borrowers of trust student loans who are not entitled to these repayment terms as of the statistical disclosure date. If repayment terms are offered to and accepted by those borrowers, the weighted average life of the securities could be lengthened.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY LOAN

TYPE AS OF THE STATISTICAL DISCLOSURE DATE

Loan Type	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Subsidized	35,788	$595,533,454	45.3%
Unsubsidized	36,619	718,565,236	54.7

Total	72,407	$1,314,098,690	100.0%

The following table provides information about the trust student loans regarding date of disbursement.

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY DATE OF DISBURSEMENT AS OF

THE STATISTICAL DISCLOSURE DATE

Disbursement Date	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
September 30, 1993 and earlier	435	$8,012,602	0.6%
October 1, 1993 through June 30, 2006	71,972	1,306,086,088	99.4
July 1, 2006 and later	0	0	0.0

Total	72,407	$1,314,098,690	100.0%

Guaranty Agencies for the Trust Student Loans.    The eligible lender trustee has entered into a separate guarantee agreement with each of the guaranty agencies listed below, under which each of the guarantors has agreed to serve as guarantor for specified trust student loans.

The following table provides information with respect to the portion of the trust student loans guaranteed by each guarantor.

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY GUARANTY AGENCY AS OF

THE STATISTICAL DISCLOSURE DATE

Name of Guaranty Agency	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
American Student Assistance Guarantor	3,860	$57,086,266	4.3%
California Student Aid Commission	965	23,572,991	1.8
College Assist	71	917,419	0.1
Educational Credit Management Corporation	893	13,320,166	1.0
Great Lakes Higher Education Corporation	818	21,581,925	1.6
Illinois Student Assistance Commission	3,603	54,840,582	4.2
Iowa College Student Aid Commission	397	5,455,384	0.4
Kentucky Higher Education Assistance Authority	300	5,364,564	0.4
Louisiana Office of Student Financial Assistance	753	11,433,599	0.9
Michigan Guaranty Agency	1,336	21,682,024	1.6
Montana Guaranteed Student Loan Program	7	114,304	*
New Jersey Office of Student Assistance	1,648	24,693,103	1.9
New York State Higher Education Services Corporation	7,115	122,195,241	9.3
Northwest Education Loan Association	7,149	110,493,027	8.4
Oklahoma Guaranteed Student Loan Program	1,961	32,549,439	2.5
Pennsylvania Higher Education Assistance Agency	5,933	101,576,174	7.7
Student Loan Guarantee Foundation of Arkansas, Inc.	311	4,834,684	0.4
Tennessee Student Assistance Corporation	1,026	17,104,797	1.3
Texas Guaranteed Student Loan Corporation	6,607	113,685,640	8.7
United Student Aid Funds, Inc.	27,654	571,597,363	43.5

Total	72,407	$1,314,098,690	100.0%

*	Represents a percentage greater than 0% but less than 0.05%.

SIGNIFICANT GUARANTOR

INFORMATION

The information shown for the Significant Guarantor relates to all student loans, including but not limited to trust student loans, guaranteed by the Significant Guarantor.

We obtained the following information from various sources, including from the Significant Guarantor and/or from the Department of Education. None of the depositor, SLM ECFC or the remarketing agents has audited or independently verified this information for accuracy or completeness.

UNITED STUDENT AID FUNDS, INC.

United Student Aid Funds, Inc. (“USA Funds”) was organized as a private, nonprofit corporation under the General Corporation Law of the State of Delaware in 1960. In accordance with its Certificate of Incorporation, USA Funds: (i) maintains facilities for the provision of guarantee services with respect to approved education loans made to or for the benefit of eligible students who are enrolled at or plan to attend approved educational institutions; (ii) guarantees education loans made pursuant to certain loan programs under the Higher Education Act of 1965, as amended (“the Act”), as well as loans made under certain private loan programs; and (iii) serves as the designated guarantor for education-loan programs under the Act in Arizona, Hawaii and certain Pacific Islands, Indiana, Kansas, Maryland, Mississippi, Nevada, and Wyoming.

USA Funds contracts with Sallie Mae, Inc., a wholly owned subsidiary of SLM Corporation. USA Funds also contracts with Student Assistance Corporation, a wholly owned subsidiary of SLM Corporation. SLM Corporation and its subsidiaries are not sponsored by nor are they agencies of the United States of America.

Effective December 13, 2004, USA Funds became the sole member of the Northwest Education Loan Association, a guarantor serving the states of Washington, Idaho and the Northwest.

For the purpose of providing loan guarantees under the Act, USA Funds has entered into various agreements (collectively, the “Federal Reinsurance Agreements”) with the U.S. Secretary of Education (the “Secretary”). Pursuant to the Federal Reinsurance Agreements, USA Funds serves as a “guaranty agency” as defined in Section 435(j) of the Act. The Act allows the Secretary, after giving the guaranty agency notice and the opportunity for a hearing, to terminate the Federal Reinsurance Agreements if the Secretary determines that the administrative or financial condition of the guaranty agency jeopardizes the agency’s continued ability to perform its responsibilities under its guaranty agreement, it is necessary to protect the federal financial interest, or to ensure the continued availability of loans to student or parent borrowers.

Reinsurance is paid to USA Funds by the Secretary in accordance with a formula based on the annual default rate of loans guaranteed by USA Funds under the Act and the disbursement date of loans. The rate of reinsurance ranges from 100 percent to 75 percent of USA Funds’ losses on default-claim payments made to lenders. The Higher Education Amendments of 1998 (the “1998 Reauthorization Law”) reduced the reinsurance coverage for loans in default made on or after Oct. 1, 1998, to a range from 95 percent to 75 percent based upon the annual default claims rate of the guaranty agency. Reinsurance on non-default claims remains at 100 percent.

The 1998 Reauthorization Law requires guaranty agencies to establish two separate funds, a federal reserve fund (property of the United States) and an agency operating fund (property of the guaranty agency). The federal reserve fund is to be used to pay lender claims and to pay a default-aversion fee to the agency operating fund. The agency operating fund is to be used by the guaranty agency to pay its operating expenses.

The Higher Education Reconciliation Act (HERA), which was signed into law in February 2006, requires all guarantors to collect and deposit into the federal reserve fund a federal default fee of 1 percent of the principal amount of all Stafford and PLUS loans guaranteed on or after July 1, 2006. USA Funds paid the federal default fee to the federal reserve fund from the operating fund on behalf of the borrower for all PLUS loans made by a lender that paid the federal default fee on behalf of its Stafford borrowers for loans guaranteed by USA Funds from July 1, 2006, through June 30, 2007, and for all PLUS loans guaranteed by USA Funds on or after July 1, 2007 through June 30, 2008, for graduate- and professional-student-borrowers. Effective for loans guaranteed beginning February 1, 2008, USA Funds will subsidize from its non-federal resources, one-half of the 1 percent federal default fee, when the originating lender buys down the other half of the fee for borrowers attending schools in USA Funds’ designated and key states of Arizona, California, Florida, Hawaii, Indiana, Kansas, Maryland, Mississippi, Nevada and Wyoming, and for borrowers attending all other schools with final 2005 cohort-default rates of less than 7 percent.

As of September 30, 2008, USA Funds held assets on behalf of the federal reserve fund of approximately $343 million; federal reserve fund liabilities of approximately $20 million; and a fund balance of approximately $323 million. Through September 30, 2008, the outstanding, unpaid, aggregate amount of principal and interest on loans that had been directly guaranteed by USA Funds under the Federal Family Education Loan Program was approximately $97 billion. Also, as of September 30, 2008, USA Funds had operating fund assets totaling approximately $869 million, which includes the $343 million of assets held on behalf of the Federal Reserve Fund.

USA Funds’ “reserve ratio” complies with the U.S. Department of Education definition, which is determined by dividing the fund balance reserves, including non-cash allowance and other non-cash charges and amounts to be remitted to the U.S.

Department of Education for reserve recalls in 2003 through 2005, in a guarantor’s federal reserve fund, by the total amount of loans outstanding. Following this formula, the reserve ratio for the federal reserve fund administered by USA Funds for the last five fiscal years was as follows:

	Reserve Ratio
	Federal Fiscal Year
Guarantor	2004	2005	2006	2007	2008
United Student Aid Funds, Inc.	0.56%	0.45%	0.26%	0.28%	0.33%

USA Funds’ “guarantee volume” is the approximate aggregate principal amount of federally reinsured education loans (including subsidized and unsubsidized Stafford and PLUS loans but excluding consolidation loans) guaranteed by USA Funds. For the last five fiscal years, the “guarantee volume” was as follows:

	Loans Guaranteed
	Federal Fiscal Year
	($ in millions)
Guarantor	2004	2005	2006	2007	2008
United Student Aid Funds, Inc.	$9,907	$10,724	$12,586	$15,581	$17,202

USA Funds’ “recovery rate,” which provides a measure of the effectiveness of the collection efforts against defaulted borrowers after the guarantee claim has been satisfied, is determined by dividing the amount recovered from borrowers by USA Funds during the fiscal year by the aggregate amount of default claims paid by USA Funds outstanding at the end of the prior fiscal year. For the last five fiscal years, the “recovery rate” was as follows:

	Recovery Rate
	Federal Fiscal Year
Guarantor	2004	2005	2006	2007	2008
United Student Aid Funds, Inc.	35.47%	35.05%	38.03%	40.30%	45.60%

USA Funds’ “claims rate” represents the percentage of federal reinsurance claims paid by the Secretary during any fiscal year relative to USA Funds’ existing portfolio of loans in repayment at the end of the prior fiscal year. For the last five fiscal years, the “claims rate” was as follows:

	Claims Rate
	Federal Fiscal Year
Guarantor	2004	2005	2006	2007	2008
United Student Aid Funds, Inc.	1.13%	1.41%	1.21%	2.13%	2.07%

In addition, USA Funds’ “loss rate” represents the percentage of claims purchased from lenders but not covered by reinsurance. For the last five fiscal years, the “loss rate” was as follows: 2008 – 4.26 percent; 2007 – 4.07 percent; 2006 – 3.84 percent; 2005 – 3.46 percent; 2004 – 3.11 percent.

USA Funds is headquartered in Fishers, Indiana. USA Funds will provide a copy of its most recent annual report upon receipt of a written request directed to its headquarters at P.O. Box 6028, Indianapolis, Indiana 46206-6028, Attention: Director, Corporate Communications.